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                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         X10 WIRELESS TECHNOLOGY, INC.


     Alex E. Peder and Wade A. Pfeiffer hereby certify and acknowledge that:

     ONE: They are the duly elected and acting President and Secretary, respectively, of X10 Wireless Technology, Inc., a corporation organized and existing under the laws of the State of Delaware.

     TWO: The name of the corporation is X10 Wireless Technology, Inc. The name under which the corporation was originally incorporated is X10.com, Inc. The date of filing the original Certificate of Incorporation of this corporation with the Secretary of State was July 29, 1999.

     THREE: The Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

                                   ARTICLE I

     The name of this corporation is X10 WIRELESS TECHNOLOGY, INC. (the "Corporation").

                                  ARTICLE II

     The name of the registered agent and the address of the registered office of the Corporation in the State of Delaware are:

                         The Corporation Trust Company
                               1209 Orange Street
                           Wilmington, Delaware 19801
                              County of New Castle


                                  ARTICLE III

     The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                                       1.
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                                  ARTICLE IV

     4.1 This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is One Hundred Thirty Million (130,000,000) shares. One Hundred Million (100,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Thirty Million (30,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001).

     4.2 The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide for the issue of all of any of the remaining shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE V

     For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

     5.1 The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors that shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the affirmative vote of a majority of the Board of Directors.

     5.2 Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), covering the offer and sale of Common Stock to the public (the "Initial Public Offering"), the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the term

                                       2.
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of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

     Notwithstanding subsections 5.1 and 5.2, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     5.3 Subject to the rights of the holders of any series of Preferred Stock, following the closing of the Initial Public Offering:

          a. neither the Board of Directors nor any individual director may be removed without cause; and

          b. subject to any limitation imposed by law, any individual director or directors may be removed with cause by the holders of a majority of the voting power of the Corporation entitled to vote at an election of directors.

     5.4
          a. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

          b. If at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in offices as aforesaid, which election shall be governed by Section 211 of the DGCL.

     5.5 Subject to paragraph (h) of Section 43 and Section 45 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock of the Corporation entitled to vote. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

                                       3.
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     5.6  The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

     5.7 No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws or by written consent of stockholders in accordance with the Bylaws prior to the closing of the Initial Public Offering and, following the closing of the Initial Public Offering, no action shall be taken by the stockholders by written consent.

     5.8 Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

                                  ARTICLE VI

     6.1 The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     6.2 Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                  ARTICLE VII

     7.1 The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph 7.2 of this
Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

     7.2 Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, and VII.

     FOUR: This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of this Corporation.

     FIVE: This Amended and Restated Certificate of Incorporation has been duly adopted at special meetings of the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Sections 141, 211, 242 and 245 of the DGCL. The holders of a majority

                                       4.
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of the outstanding shares of Common Stock approved this Amended and Restated
Certificate of Incorporation.

                                       5.
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     IN WITNESS WHEREOF, Alex E. Peder and Wade A. Pfeiffer, acting as President and Secretary, respectively, hereby acknowledge and affirm that they have signed this Amended and Restated Certificate of Incorporation in Seattle, Washington, that such act and deed is on behalf of X10 Wireless Technology, Inc. and that the statements made herein are true and correct this ____ day of _________, 2000.


                                          X10 WIRELESS TECHNOLOGY, INC.


                                          _____________________________________
                                          ALEX E. PEDER, its President

ATTEST:

_____________________________________
WADE A. PFEIFFER, its Secretary


                                       6.